PRICING SUPPLEMENT NO. 110                                       Rule 424 (b)(3)
DATED: June 4, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998)
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $15,000,000  Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 6/9/98    Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 6/9/2010

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                              Optional          Optional
                         Redemption           Repayment         Repayment
Redeemable On            Price(s)             Date(s)           Price(s)
-------------            ----------           ----------        ---------

N/A                      N/A                  N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.47%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate:

[_]         Commercial Paper Rate             Minimum Interest Rate:

[_]         Federal Funds Rate                Interest Reset Date(s):

[_]         Treasury Rate                     Interest Reset Period:

[_]         LIBOR Reuters                     Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                        Interest Payment Period:

Index Maturity:

Spread (plus or minus):

-----------------------------------

*   On each June 9 and December 9.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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